PURCHASE SALE AGREEMENT
                             -----------------------


         This Agreement dated as of March 23, 2000 (the "Agreement") is made and entered into by and among Alternative Lending Group, Inc., an Illinois corporation ("ALG"), Direct Financial, LLC, a Michigan Limited Liability Company (the "Company" or "Direct Financial"), Whitehall Enterprises, Inc., a Delaware corporation ("Whitehall"), and James P. Mack, Wallace W. Qualls, III, Greg Kitchen, and Kip W. Weston (collectively, the "Members").

         RECITALS:

         A. ALG is engaged in the mortgage banking and brokerage business, the principal office of which business is located at 1430 E. Missouri, Suite 125, Phoenix, Arizona 85014 and is a wholly owned subsidiary of Whitehall.

         2. Direct Financial is engaged in the mortgage banking and brokerage business, the principal office of which business is located at 25899 W. 12 Mile Road, Suite 350, Southfield, Michigan 48031.

         C. The Members own all of the outstanding Members' interests in the company.

         D. ALG desires to acquire and the Members desire to sell to ALG all of their interests in the company.

         E. Whitehall is willing to issue shares of its stock in order to provide consideration for the acquisition of Members' interests and is willing to facilitate the transaction in the manner set forth herein.

         COVENANTS:

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements herein contained, the parties hereto agree as follows:

         1.   SALE AND PURCHASE OF DIRECT FINANCIAL AND MEMBER INTERESTS

         1.1 Sale and Purchase of Company and Members' Interests. Members hereby agree to sell and transfer to ALG all of their Members' interests in the Company and ALG hereby agrees to purchase from the Members all of their interests. Whitehall agrees, in consideration of the sale and transfer of the Members' interests to ALG, to issue to the Members two million one hundred twenty-five thousand (2,125,000) shares of the common stock of Whitehall (the "Whitehall shares") at the Closing (as hereinafter described) which shall take place on or before March 15, 2000. The shares to be issued to the Members shall be in the following amounts: 737,500 shares to James P. Mack ("Mack"), 737,500 shares to Wallace W. Qualls, III, ("Qualls"), 500,000 shares to Greg Kitchen, and 150,000 to Kip W. Weston.

         1.2 Other Agreements. In addition to the consideration referred to above, the parties respectively agree as follows:

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

                  (a) James P. Mack and Wallace W. Qualls, III agree to sign the individual employment agreements attached hereto as Exhibits A-1 and A-2, respectively, and to secure the agreement of Vincent Parlove ("Parlove") to the Employment Agreement attached hereto as Exhibit A-3.

                  (b) Whitehall agrees that in the event Mack or Qualls becomes entitled to an additional 187,500 shares each of Whitehall common stock pursuant to their Employment Agreements (Exhibit A-1 and A-2), Whitehall will, upon receipt of written notification to that effect from ALG, issue and deliver to Mack and Qualls each 187,500 additional shares each of Whitehall common stock.

                  (c) In the event that R. Jeffrey Mertz shall reacquire his stock in ALG pursuant to the Agreement of December 22, 1999 among Whitehall, ALG, and R. Jeffrey Mertz, Whitehall shall recover the 2,215,000 Whitehall Shares and ALG shall retain all rights of ownership of Direct Financial (or in the event of a dissolution of Direct Financial or change of legal form from that of a Limited Liability Company to corporate form or merger, the Direct Financial assets or stock in whatever form then held). The terms and conditions of ALG's retention of Direct Financial shall be set forth in an agreement between R. Jeffrey Mertz and the Members.

                  (d) In the event that either James P. Mack or Wallace W. Qualls, III should terminate his employment with ALG prior to the conclusion of one year from the commencement of his employment, ALG may, at its sole election, by written notice to the parties, terminate this Agreement and the Escrow. In such event, the Escrow Agent will return to the Members' their assignments of their Members' interests in Direct Financial and return the Whitehall shares held in Escrow to Whitehall.

                  (e) In the event that R. Jeffrey Mertz shall become entitled, pursuant to the Agreement among Whitehall, ALG and Mertz of December 22, 1999, to receive from Whitehall 25% of the net proceeds of the sale by Whitehall of ALG's business or majority interest in the capital stock of ALG, the Members shall receive 25% of the amount payable to Mertz, to be divided among them in such proportions as the division of the Whitehall shares under 1.1 of this Agreement.

         1.3 Escrow. The Whitehall shares required to be issued to the Members and assignments of the Members' interests to ALG shall be delivered to Jerome L. Froimson at the Closing as the escrow agent. The parties agree to execute the Escrow Agreement attached hereto as Exhibit B.

         1.4 Closing. Subject to the provisions of this Agreement, the Closing of the transactions contemplated by this Agreement shall take place at the offices of Direct Financial, 25899 West Twelve Mile Road, Suite 350, Southfield, Michigan 48034 on March 23, 2000 at 1:00 p.m., or at such other time, place or date, or by the use of mail and overnight deliveries as the parties may mutually agree. Provided, however, that if a condition to Closing set forth in Article 7 or elsewhere herein shall not have been fulfilled or waived at such time, any party hereto entitled to the benefits of such condition may postpone the Closing by notice to the other parties until such condition or conditions shall have been met or waived, except that in no event shall the Closing occur after March 29, 2000 without the written agreement of all parties hereto. The date and time of such Closing are herein referred to as the "Closing Date".


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                      2. REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY AND THE MEMBERS

         Except as otherwise disclosed in writing to ALG or excepted in the schedules delivered by the Company and Members to ALG (the "Disclosure Schedule"), the Company and the Members covenant, represent and warrant, which representations and warranties shall be true and accurate as of the Closing Date as if such representations and warranties had been made as of the Closing Date, with and to ALG and Whitehall, their successors and assigns, as follows:

         2.1 Organization. The Company is a Limited Liability Company duly organized and validly existing and in good standing under the laws of the state of Michigan and has full power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. No action has been taken by the Members or any of them or by the Company which would prevent or make unlawful the agreements set forth herein.

         2.2 Members' Interests. The Members, collectively, are the owners of 100% of the Members' interests in the Company. Neither the Members nor any other persons or entities have any options or rights to acquire any additional other Members' interests in the Company.

         2.3 Authorization. This Agreement, the execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations and undertakings referenced herein, have been duly authorized and approved by the Members of the Company and the Members executing this Agreement on behalf of the Company have authority to do so and upon execution of this Agreement by such Members, this Agreement shall be a valid and binding obligation of the Company and the Members.

         2.4 No Violation. Consents and Approvals. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of the Company under:

         (a) the provisions of the Articles of Organization or the Operating Agreement of the Company;

         (b) the provisions of any obligation, indenture, agreement, permit or other instrument to which the Company is a party or which the Company holds; or

         (c) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over the Company. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by the Company or the Members of this Agreement or the consummation by them of the transactions contemplated hereby and thereby.


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

         2.5 Subsidiaries and Other Capital Stock. The Company has no subsidiaries. As used herein, the term "subsidiaries" means any corporation or other entity in which Company is entitled by virtue of its ownership of securities (or equivalent interests) to elect a majority of the directors (or persons performing equivalent functions).

         2.6 Financial Statements.

                    (a) Section 2.6 of the Disclosure Schedule sets forth true and correct copies of the audited balance sheet and profit and loss statement of the Company as of December 31, 1999. Also attached to Section 2.6 of the Disclosure Schedule are true and correct copies of the unaudited balance sheet and income statement for the period ended February 29, 2000. Each of the unaudited financial statements has been reviewed by the Company's independent accountants. The foregoing financial statements are collectively referred to herein as the "Financial Statements" and the balance sheet alone as of December 31, 1999 is referred to as the "Balance Sheet."

                    (b) The Financial Statements have been prepared from the books and records of the Company as, at and for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, and present fairly the financial position of the Company, and the results of its operations, as, at and for the periods indicated. The Company has in its possession, and will deliver to ALG upon request, all supporting documentation and work papers relating to the Financial Statements to permit ALG to restate its Financial Statements if required by rules and regulations of the SEC in connection with filings of Whitehall.

         2.7 Absence of Undisclosed Liabilities. Except to the extent shown on the Balance Sheet or in Section 2.7 of the Disclosure Schedule:

                    (a) as of the date hereof, the Company did not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and

                    (b) at the Closing Date, the Company will not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and the Company does not now, and will not at the Closing Date, know or have any reason to know of any basis for the assertion of any such other obligation or liability against the Company, except as incurred in the normal course of business.


         2.8 Absence of Certain Changes or Events. Except as set forth in
Section 2.8 of the Disclosure Schedule, since December 31, 1999, there has not been, and through the Closing Date there will not be:

                    (a) any adverse change in the business, properties, assets, financial condition or results of operation which would be material to the Company;

                    (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business of the Company;

                    (c) any distribution to the Members or adoption of a plan of distribution of the Company's assets, whether from capital or accrued income, except for compensation regularly paid for Members' services as employees prior to this Agreement;

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

                    (d) any increase in the compensation payable or to become payable by the Company to its managers or key employees, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such managers or key employees;

                    (e) any labor or employee dispute involving the Company, other than routine matters, none of which is material;

                    (f) any borrowing or lending of money or guarantee of any obligation by the Company;

                    (g) any adoption, amendment or termination of any employee benefit plan or arrangement of the Company;

                    (h) any disposition of any material properties or assets used in the business of the Company other than sales of inventory in the ordinary course of its business;

                    (i) any engagement by the Company in activities outside the ordinary course of its business;

                    (j) the incurring of any liability of the Company (whether absolute or contingent) except liabilities which were incurred in the ordinary course of business; or

                    (k) any agreement (whether oral or written) to do any of the foregoing.

         2.9 Title to and Condition of Non-Real Estate Assets. All non-real estate assets, including those on lease, are set forth in Section 2.9 of the Disclosure Schedule. Except for such assets as have been disposed of in the ordinary conduct of the Company's business between December 31, 1999 and the Closing Date, the Company has good and marketable title to, or valid leasehold interests in, all non-real estate assets reflected on the Balance Sheet or acquired by it after December 31, 1999 or otherwise used in the operation of the Company's business, free and clear of all liens, claims, mortgages, charges, easements or other encumbrances of any kind whatsoever except:

                    (a) to the extent reflected or reserved against on the Balance Sheet, or

                    (b) for liens for taxes not yet due.

                              All the fixed assets reflected on the Balance
Sheet, and those assets acquired since the date thereof, and not disposed of as permitted hereunder, constitute all the fixed assets now used by the Company and necessary to conduct its business as it is being conducted on the date hereof and all leases of such fixed assets will, at the Closing, be in full force and effect. All such fixed assets, including all mechanical and component parts thereof, are in good working condition, in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects.

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

         2.10 Real Property. Attached to Section 2. 10 of the Disclosure Schedule are copies of all real estate lease agreements to which the Company is a party and copies of any deeds to real property owned by the Company. The Company has good and marketable title to all property owned by the Company and such property is free and clear of all liens, claims, mortgages, charges, easements or any kind, except to the extent reflected or reserved in the Financial Statements and disclosed in Section 2.10 of the Disclosure Schedule.

         2.11 Equipment. The Company shall deliver to ALG, prior to Closing, a computer generated Fixed Asset Register which will list all items of furniture, machinery, equipment and similar property (including vehicles) owned by the Company on the Closing Date.

         2.12 Trademarks and Similar Rights. Section 2.12 of the Disclosure Schedule sets forth all registered trademarks and service marks with dates and places of registration, and all other copyrights, trademarks, service marks, trade, assumed and divisional names, licenses and rights in any thereof owned in whole or in part or used by the Company in the conduct of its business, whether or not registered. Except as indicated in Section 2.12 of the Disclosure Schedule, neither the validity of, nor the Company's rights under, any of the items listed therein, is being questioned or contested by others.

         2.13 Insurance. Schedule 2.13 sets forth a list and brief description of all policies or binders of insurance, including (but not limited to) key-man insurance, workmen's compensation and employer liability, automobile insurance, product liability and title insurance (the "Policies"). The Policies on Schedule
2.13 are valid and enforceable in accordance with their terms and are in full force and effect.

         2.14 Contracts and Agreements. Section 2.14 of the Disclosure Schedule sets forth a description of:

                    (a) all contracts and agreements (whether written or oral) and all amendments thereto or modifications thereof to which the Company is a party or by which it is bound which involve future payments by or to the Company of $25,000 or more other than,

                               (i) contracts which are covered by Section 2.27
of the Disclosure Schedule or;

                               (ii) contracts which are terminable by the
Company upon thirty (30) days or less notice without cost or expense to the Company, and;

                     (b) all notes, mortgages, pledges, deeds of trust, security, loan or credit agreements and similar instruments or arrangements to which the Company is a party or by which it is bound and all amendments or modifications thereof (collectively (a) and (b) referred to as the "Contracts"), together in each case with copies of all such agreements, contracts and other instruments as ALG may reasonably request. Except as set forth in Section 2.14 of the Disclosure Schedule:

                               (i) each contract is a valid and binding
agreement of the Company and, to the best of the Members' and Company's knowledge, is a valid and binding agreement of the other parties thereto;

                               (ii) the Company has fulfilled all obligations
required pursuant to each Contract to have been performed by the Company on its part prior to the date hereof, and the Company has no reason to believe that it will not be able to fulfill, when due, all of the Company's obligations under the Contracts which remain to be performed after the date hereof;

                               (iii) there has not occurred any default under
any Contract on the part of the Company; the Company does not have any knowledge that any default under any Contract on the part of the other parties thereto has occurred; and the Company does not have any knowledge that any event has occurred which with the giving of notice or the lapse of time, or both, would constitute any default under any of the Contracts.

         2.15 Bank Accounts. Section 2.15 of the Disclosure Schedule sets forth the name and address of each bank in which the Company has an account or safety deposit box, the designation of such account and the names of all persons authorized to draw thereon or enter therein, as may be the case.

         2.16 Litigation. Section 2.16 of the Disclosure Schedule sets forth any and all actions, suits, claims, proceedings, investigations or inspections pending or threatened against or affecting the Company or any of its properties or rights in any court or before any governmental authority, whether or not reflected in the Balance Sheet.

         2.17 Employee Benefit Plans. Section 2.17 of the Disclosure Schedule sets forth a description of all bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, trust agreements or arrangements of the Company, and copies of all documents relating to each of said benefit plans have been separately delivered to ALG. Such plans and arrangements which are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") are referred to hereafter as the "Benefit Plans." The Company has made available to ALG for inspection all annual reports filed on Internal Revenue Service ("IRS") Form 5500 with respect to any Benefit Plans and other reports filed with the Pension Benefit Guaranty Corporation since the inception of such Benefit Plan to the extent applicable.

                     With respect to the Benefit Plans:

                    (a) The Internal Revenue Service has issued, and the Company has made available to ALG for inspection, favorable determination letters with respect to the qualification of all Benefit Plans and all amendments thereto, as currently in effect and as required to be amended to comply with the Tax Reform Act of 1986 and all subsequent legislation and, which are intended to be qualified retirement plans under the Internal Revenue Code of 1986 (the "Code");

                    (b) None of the Benefit Plans or any assets thereof has engaged in, or been a party to any "prohibited transaction" as defined in ERISA or the Code;

                    (c) There is no liability arising from the termination or partial termination of any Benefit Plan, except for liabilities as to which adequate reserves are reflected in the Balance Sheet, and there exists no condition presenting a material risk of such liability,

                    (d) All Benefit Plans have been operated in compliance with ERISA, the Code and other applicable law, and all reports have been filed with respect to the Benefit Plans in accordance with ERISA and the Code.

                    (e) None of the Benefit Plans is a "multi employer" pension plan which is subject to the Multi Employer Pension Plan Amendment Act of 1980.

                    (f) The Company has no obligation for the payment of any unfunded or withdrawal liability under any Benefit Plan or other plan listed in
Section 2.17 of the Disclosure Schedule.


         2.18 Employee Compensation. Section 2.18 of the Disclosure Schedule sets forth the names, positions, dates of hire and current compensation, including bonuses and customary commissions, of all present Members and management employees of the Company whose annual compensation was $30,000 or more in calendar year 1999 or is expected to exceed $30,000 in calendar year 2000.

         2.19 Collective Bargaining, Employment and Non-Competition Agreements. The Company is not a party to any collective bargaining or similar labor agreement. Section 2.19 of the Disclosure Schedule sets forth:

                    (a) all consulting agreements to which the Company is a party, and;

                    (b) all employment, non-competition and compensation agreements (whether written or oral) with Members or other employees of the Company, together with a copy, or in the case of any oral agreement, a summary, of each such agreement. If a form employment or non-competition agreement is used, a copy of such form need only be included with a list of all such employees which have signed such form.

         2.20 Purchase Orders. All written or oral purchase orders or purchase commitments with an aggregate remaining commitment of $20,000 or more are listed in Section 2.20 of the Disclosure Schedule.

         2.21 Accounts Receivable. A complete list of all accounts, notes and other receivables of Company as of, February 29, 2000 and the aging thereof has been separately delivered to ALG. All such accounts receivable arose in the ordinary course of business and no entitlements to or claims of offset or reduction have been made or exist and, subject to any allowance for doubtful accounts set forth on the Balance Sheet, all such accounts are fully collectible without offset or compromise within 90 days of Closing, except as otherwise disclosed in Section 2.21 of the Disclosure Schedule.

         2.22 Licenses and Permits. Section 2.22 of the Disclosure Schedule sets forth a list of, and the Company is in possession of, all licenses, permits and authorizations required for the conduct of the Company's business (the "Permits") and the Permits are valid and in full force and effect. Except as set forth in Section 2.22 of the Disclosure Schedule, to the best of its knowledge, the Company is in compliance with all conditions or requirements imposed by or in connection with the Permits and with respect to the conduct of its business and the Company has received no notice and the Company has no knowledge or reason to believe that any authority intends to cancel, terminate or modify any of the Permits or adopt or modify rules and regulations which would adversely affect the Permits. The Company is an FHA approved mortgage or loan correspondent and a VA approved lender.

         2.23 Employee Matters. Except as set forth in Section 2.23 of the Disclosure Schedule:

                    (a) The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices and neither the Company nor the Members have knowledge or any reason to believe that any violations of any of said laws have occurred.

                    (b) All obligations of the Company, whether arising by operation of law, by contract or by past custom, for payments by the Company directly to its employees or to trusts or other funds or to any governmental agency, for employment compensation benefits, workers compensation benefits, accident, sickness and disability benefits, pension, profit sharing and any other retirement benefits, social security benefits, vacation and holiday pay, bonuses and other forms of compensation, or any other benefits, have been paid or adequate accruals therefor have been made on the Balance Sheet, to the best of the Company's knowledge, or, with respect to accruals required from January 1, 2000 through the Closing, have been made in accordance with Company's normal accounting procedures and in compliance with generally accepted accounting principles, consistently applied.

         2.24 Taxes and Tax Returns. The Company will, between the date hereof and the Closing Date, and through the date of this Agreement has, duly and timely filed all federal, state and local (United States and all foreign jurisdictions) tax returns required to be filed by it (unless a valid extension therefore has been granted), and all such returns are, or will be when filed, true, complete and correct in all material respects. The Company has, or will have prior to the Closing Date, duly and timely paid or made adequate provision in the Balance Sheet and for the payment of all taxes, assessments and other governmental charges which have been incurred as set forth in the aforementioned tax returns or are otherwise due and payable with respect to periods ending on or prior to the Closing Date. All sales or other excise taxes required through the date of this Agreement to be collected and remitted by the Company have been properly collected and remitted. No tax return filed by the Company is under audit or examination by any taxing authority and there are no applications or agreements for the extension of the time for the filing of any tax return or for the assessment of any amounts of tax nor any consent to an extension of the period of limitations applicable to such assessment or to the collection of any tax. No issue or issues have been raised in connection with any prior or pending inquiry into, or audit of, any tax filings of the Company and the Company has no reason to know of any issues which may be expected to be raised in the future by such taxing authorities and no facts exist or have existed which would constitute grounds for the assessment of any further tax liabilities, which individually or in the aggregate are material with respect to the periods which have not been examined by the IRS or any other state or local taxing authority. The Company has made available to ALG true and complete copies of all federal, state and local (United States and foreign) income tax returns for each of the past three (3) years as set forth in Section 2.24 of the Disclosure Schedule which it has filed together with copies of all schedules, work papers, elections, tax depreciation schedules and other documents which were used in the preparation of each such tax return. There are no liens for taxes upon the assets of the Company, except for liens for taxes not yet due. As used herein, "taxes" mean:

                    (a) all net income, gross income, gross receipts, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the Closing Date or any extension thereof;

                    (b) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (a) as a result of being a member of an affiliated or combined group.


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

         2.25 Transactions With Affiliates. Except as set forth in Section 2.25 of the Disclosure Schedule and except for compensation or other customary employee benefits provided in the ordinary course of business, since December 31, 1999, the Company has not entered into or been a party to any transaction which provided for payment to or from, or the transfer of, any Company property to or from Members or employees of the Company, to any member of the family of any such person or to any corporation, partnership, trust or other entity in which any such person has an ownership interest or is an officer, director, partner or trustee.

         2.26 Compliance with Applicable Law. Except as set forth in Section
2.26 of the Disclosure Schedule, the Company is conducting and has conducted its business so as to comply with all applicable laws, ordinances, regulations, decrees and orders, of any governmental entity, including without limitation those specifically referred in Sections 2.22 and 2.23 hereof and all city, county, state and Federal statutes, regulations, laws and ordinances applicable to air or water pollution, environmental protection, soil contamination, hazardous substances (as defined in any of the following statutes which shall be deemed to include, without limitation, asbestos and PCB's), hazardous waste generation, transportation, storage and disposal or other environmental matters including the Resource, Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Federal Hazardous Substances Act, the Solid Waste Disposal Act and other similar and related Federal and state laws and regulations regulating the protection of the environment, all as amended and effective through the Closing Date, compliance with the National Labor Relations Act as amended, the Welfare and Pension Plans Disclosure Act, the Fair Labor Standards Act and Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Occupational Safety and Health Act of 1970, the Americans With Disabilities Act of 1990, and the Employees Retirement Income Security Act of 1974, and any other law, ordinance, regulation, decree or order, the failure to comply with which might have a material adverse effect on the financial condition, business, properties, reputation, results of operations or prospects of the Company and ALG. None of the Company's operations or assets have contaminated the lands or waters of others with hazardous waste or hazardous substances.

         2.27 Warehouse Credit Lines. Schedule 2.27 is a listing of all warehouse lines of credit currently established by the Company. The Company is in compliance with the terms and conditions of such lines of credit, is not in default of any of the conditions relating thereto and knows of no facts or circumstances which upon provision of notice by any provider of such lines of credit would constitute the Company in default thereunder.

         2.28 Relationships with Principal Customers. No investor of mortgages originated by the Company which account for in excess of 10% of its revenues or group of customers which account in the aggregate for in excess of 20% of the mortgages placed by the Company, has expressed any intention to terminate, curtail or otherwise limit their relationship with the Company or the level of mortgage loans placed with the Company.

         2.29 No Modifications. The Company has not modified any mortgage note or mortgage loan in any respect, nor has it satisfied, canceled, or subordinated the related mortgage note in whole or in part, nor released the mortgaged property in whole or in part from the lien on the related mortgage, nor has it executed any instrument of release, cancellation, modification or satisfaction.

         2.30 Employee or Supplier Problems. The Company and Members know of no conflict or problem with any manager or other key employee of the Company that would likely result in the termination or resignation of employment of any such person.
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

         2.31 SEC Disclosure. None of the information supplied or to be supplied by the Company for use in the Registration Statement (later defined), including the Company's SEC Materials (later defined), contains any untrue statements of a material fact or omits to state all material facts which are necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the registration statement referred to in
Section 6.5 hereof in such form as it is finally declared effective. The "Company's SEC Materials" consists of the information furnished by the Company for inclusion in the Registration Statement.

         2.32 Court and Governmental Orders. The Company is not a party to, nor are the assets of the Company subject to or bound by or affected by, any provision of any order of any court or other agency of government or any indenture, agreement or other instrument or commitment which adversely affects the operations of the Company.

         2.33 General Disclosure Matters. No representation or warranty by the Company or Members contained in this Agreement, the Disclosure Schedule attached hereto or in any statement or certification furnished or to be furnished to ALG or Whitehall pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                      3. REPRESENTATIONS AND WARRANTIES OF
                                ALG AND WHITEHALL

         ALG and Whitehall, jointly and severally covenant, represent and warrant, which representations and warranties shall be true and accurate as of the Closing Date as if such representations and warranties had been made at the Closing Date, with and to the Company and to the Members, their heirs, successors or assigns, as follows:

         3.1 Organization. ALG is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois and duly authorized under its Articles of Incorporation and under applicable laws to engage in the business conducted by it. Whitehall is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly authorized under its Articles of Incorporation and under applicable law to engage in the business conducted by it.

         3.2 Capitalization. The authorized capital stock of Whitehall consists of:

                    (a) 200,000,000 shares of Company Common Stock, 132,900,000 of which were issued and outstanding on December 31, 1999, and;

                    (b) all issued and outstanding shares of Whitehall Common Stock have been duly and validly issued and are fully paid and non-assessable and free of any claim of pre-emptive rights. Except as disclosed in filings with the SEC or as otherwise disclosed to the Members, there are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to Whitehall's authorized or issued capital stock or which could require the issuance of capital stock by Whitehall.

         3.3 Authorization. The respective Boards of Directors of ALG and Whitehall each have approved, or will approve prior to Closing, the execution and delivery of this Agreement and the performance by each of its respective obligations and undertakings hereunder and thereunder and the officers executing this Agreement on behalf of ALG and Whitehall have the authority to do so and upon execution by such officers this agreement shall be the valid and binding obligation of ALG and Whitehall.

         3.4 No Violation, Consents and Approvals. Neither the execution nor delivery of this Agreement by ALG or Whitehall nor the consummation of the transactions contemplated hereby and thereby will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of Whitehall or any of its subsidiaries under:

                    (a) the provisions of their respective charters or by-laws;

                    (b) the provisions of any obligation, indenture, agreement, permit or other instrument to which Whitehall or any of its subsidiaries is a party or which Whitehall or any of its subsidiaries holds, or

                    (c) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over Whitehall or any of its subsidiaries, except in the case of clause (c) where such violations individually or in the aggregate with all such other violations would not have a material adverse effect on the financial condition, business, properties, results of operations or prospects of Whitehall and its subsidiaries considered as a whole. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by ALG and Whitehall of this Agreement or the consummation by them of the transactions contemplated hereby.

         3.5 SEC Filings and Financial Statements.

                    (a) Whitehall has furnished or, upon filing with the SEC, will furnish to the Members, true and complete copies of:

                               (i) its Annual Report on Form 10-K for the fiscal
years ended 1998 and 1999, as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Act");

                               (ii) its Proxy Statement relating to the Annual
Meeting of stockholders of Whitehall held in 1999 and the related annual reports to stockholders (collectively the "Whitehall SEC Filings"). The Whitehall SEC Filings did not, or will not, as of their respective dates of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                    (b) Whitehall's Annual Report on Form 10-K for the fiscal years ended 1998 and 1999, contains true and complete copies of Whitehall's audited consolidated Balance Sheets as of 1998 and 1999, audited consolidated statements of income, statements of common stockholder equity and statements of cash flows for each of the years ended 1998 and 1999, respectively, and notes to the consolidated financial statements (collectively, with the audited consolidated Balance Sheet and audited consolidated statements of income, statement of common stockholders' equity and statements of cash flows for the years ended 1998 and 1999, respectively, which have been separately delivered to the Members, the "Whitehall Financial Statements"). The Whitehall Financial Statements have been prepared from the books and records of Whitehall and present fairly the consolidated financial position of Whitehall and its subsidiaries as at 1998 and 1999, all in conformity with United States generally accepted accounting principles applied on a consistent basis for such periods.

         3.6 Whitehall Stock. The Whitehall Common Stock to be issued in exchange for the Company Members' Interests will, when issued and delivered, be duly authorized, validly issued, fully paid, non-assessable shares of Whitehall Common Stock free of all claims of preemptive rights.

         3.7 Litigation. There are no actions, suits, claims, proceedings, investigations or inspections, pending or threatened, against or affecting Whitehall or its subsidiaries which could have a material adverse affect on Whitehall and its subsidiaries considered as a whole and to Whitehall's best knowledge formed after reasonable inquiry there are no matters of litigation or governmental proceedings expected to be brought against it or its subsidiaries which could have a material adverse affect on the financial condition of Whitehall and its subsidiaries considered as a whole.

         3.8 General Disclosure Matters. No representation or warranty by ALG and Whitehall contained in this Agreement or in any statement or certification furnished or to be furnished to Company or Members pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                   4. COVENANTS OF THE MEMBERS AND THE COMPANY

         4.1 Announcements and Communications. Neither the Company nor the Members shall, without the prior approval of Whitehall, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement. The Company and Members shall promptly advise Whitehall of all communications which they receive pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities.

         4.2 Fees for Professional Services. The Company shall pay all fees for professional services rendered to the Company and the Members in connection with the transactions contemplated by this Agreement, including all attorney and accountant fees as operating expenses of the Company. Any unpaid or unbilled professional services to be paid by the Company shall be reflected as liabilities or reserves on the post 1999 Financial Statements.

         4.3 Competing Transactions. Until the Closing Date the Members:

                    (a) shall not seek to merge the Company into any entity other than ALG or an affiliate of ALG;

                    (b) shall not negotiate or entertain any offer with respect to the sale of all or part of the Members' interest in the Company or substantially all of the Company's assets, and;

                    (c) shall not, and shall not authorize or permit any Member, employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any proposals reasonably expected to lead to the acquisition of all or part of the capital stock of the Company or substantially all of the Company's assets. The Company and Members shall promptly notify ALG and Whitehall in writing of any such proposal.

         4.4 Conduct of Business Pending the Closing. The Members and Company covenant and agree that, prior to the closing, unless ALG or Whitehall shall otherwise agree in writing or as otherwise expressly permitted or contemplated by this Agreement that:

                    (a) the business of the Company shall be conducted only in the ordinary course and consistent with past practice and the Company shall not:

                                (i) make any material change in its operations,
or

                                (ii) purchase or sell any significant properties
or assets outside of the ordinary course of business or which would result in the Company owning in the aggregate an amount of properties and assets less than the aggregate amount of properties and assets owned by the Company on the date hereof;

                    (b) the Company shall not make or commit the Company to make any payment in cash or property in respect of any of its Members' interests, except for payments due to Members for their personal loan production and for normal distribution of net profits in accordance with past practices of the Company;

                    (c) the Company shall not amend its respective Articles of Organization or Operating Agreement, except for amendments to its Operating Agreement necessary to authorize this transaction, create or sell any additional portions of Members' interests, incur any indebtedness, repurchase, retire or cancel any of its present Members' interests, cancel or decrease any existing insurance coverage or modify any existing contract agreement, commitment or arrangement with respect to any of the foregoing;

                    (d) the Company shall use its best efforts to preserve intact its business organization, to keep available the services of its current managers and key employees, and to preserve the goodwill of those having business relationships with it;

                    (e) the Company shall not make any capital expenditures or commitments for capital expenditures which individually exceed $5,000 or which in the aggregate exceed $25,000;

                    (f) the Company shall not make any additional commitments or contracts with lenders or investors unless such commitments or contracts are with the same quality of lender or investor on substantially the same terms and for the same pricing considerations as are in existence with the Company's current lender or investor, and a list of all such new lender or investor contracts will be delivered to ALG prior to Closing;

                    (g) other than in the ordinary course of business and consistent with past practice, the Company shall not waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company before the same comes due in accordance with its terms,

                    (h) the Company shall not borrow any money or lease, mortgage, encumber or otherwise grant any interest in any of its assets or properties, except for liens for current taxes not yet due and liens or encumbrances that are not substantial in amount and do not materially detract from the value or impair the use of the property subject thereto;

                    (i) the Company shall, at all times up to and including the Closing Date or any extension thereof, maintain its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies; and

                    (j) the Company shall not agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (i).

         4.5 Notice of Certain Actions. The Company shall promptly notify ALG, of any actions, suits, claims, investigations, or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to this Agreement.

                        5. COVENANTS OF ALG AND WHITEHALL

         5.1 Announcements and Communications. Neither ALG nor Whitehall shall, without the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement prior to Closing unless such announcement or furnishing of information is necessitated by SEC rules and regulations, Federal securities laws or other applicable laws, as reasonably determined by counsel for Whitehall. Whitehall shall promptly advise the Company and Members of all communications which it receives pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities.

         5.2 Corporate Transactions. Until the Closing Date, neither ALG nor Whitehall shall, and neither shall authorize or permit any manager, employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any proposals reasonably expected to lead to the acquisition of all or substantially all of the capital stock of Whitehall or substantially all of Whitehall's assets. Whitehall shall promptly notify the Members in writing of any such proposal.

                  6. WHITEHALL COMMON STOCK REGISTRATION RIGHTS

         6.1 Whitehall Common Stock to be Issued. The Whitehall Common Stock to be issued at closing to the Members and additional Whitehall stock issued pursuant to this Agreement, including Exhibits A-1 and A-2 will not be registered under the Securities Act of 1933 (the "Act") at the time of issuance and will be issued pursuant to an exemption from registration. As a result, such shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Neither ALG nor Whitehall assumes obligation to register the shares of Common Stock except as provided below. In certain circumstances, sales of the Common Stock may be made in reliance upon SEC Rule 144 pursuant to the terms and conditions of the rule. Whitehall will supply the holders of such Common Stock with such information as is necessary to enable them to make sales of the Common Stock under SEC Rule 144.

         6.2 Restrictive Legend. The certificates for shares issued pursuant to this Agreement will each bear a legend substantially as follows:

                      The securities represented by this Certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or (b) an opinion of counsel to Whitehall that such registration is not required.

         6.3 Information. The Company and Members acknowledge receipt of the documents filed by Whitehall with the SEC and enumerated in Section 3.5 herein. The Members acknowledges the willingness of Whitehall to provide appropriate officers to answer any questions that the Members have had with respect to the contents of the above listed documents.

         6.4 Restricted Securities. All shares of Whitehall Common Stock to be issued at Closing and any shares issued to James P. Mack and Wallace W. Quall, III thereafter under Exhibit A-1 and A-2 will hereafter for purposes of this
Article 6 be referred to as the "Restricted Securities". The Restricted Securities will cease to be restricted when they have been effectively registered under the Act and disposed of in accordance with that registration or they have been distributed to the public pursuant to Rules 144 and 145 under the Act or they have been otherwise transferred and new certificates representing such securities have been delivered which do not bear any legend restricting their transfer and such securities are not subject to any stop transfer order or other restriction on transfer.

         6.5 Registration Rights. The parties agree to execute the Registration Rights Agreement attached hereto and marked as Exhibit C with respect to the registration of Whitehall shares.

         6.6 Preparation of Registration Statement. The Company will furnish Whitehall with such information concerning the business and financial condition of the Company and shall provide such assistance to Whitehall as may be reasonably necessary to enable Whitehall to describe the Company, this Agreement and the transactions contemplated hereby, and to disclose any other required information, in the Registration Statement. The Members will cooperate with Whitehall to maintain the accuracy and completeness of the information in the Registration Statement and will promptly inform Whitehall of any material change, whether adverse or favorable, in the condition of the Company, financial or otherwise, which may affect the accuracy or completeness of the information set forth in the Registration Statement and which may occur at any time prior to the Closing Date.

         6.7 Stock Exchange Listing. If, at the time of any registration pursuant to this Agreement, the Restricted Securities to be so registered meet the criteria for listing on any exchange or exchanges on which any other Whitehall Common Stock is then listed, Whitehall shall apply for and use its best efforts to obtain a listing of such Restricted Securities on such exchange or exchanges.

                       7. ALG AND WHITEHALL DUE DILIGENCE

         7.1        Due Diligence.

                    (a) ALG and Whitehall Due Diligence. During the period prior to the Closing Date, the Company and the Members will give to ALG and Whitehall and their counsel, accountants, actuaries and other expert persons and other representatives, full access, during normal business hours, to the Company's and Members' (to the extent such items are used by the Company in its business) assets, properties, books, contracts, commitments and other records (including computer files, retrieval programs and other documentation relating to the Company's business) and will furnish ALG and Whitehall or such representatives, with all such information and data concerning the affairs of Direct Financial as ALG or Whitehall or such representatives reasonably may request for the purposes of verifying the representations and warranties made herein and further investigating the business and affairs of Direct Financial prior to the Closing, and in furtherance thereof, Direct Financial will permit ALG and Whitehall, together with their representatives, in a manner approved by Direct Financial, to make contact with members of management, and with such other persons, firms or corporations with which Direct Financial has been conducting business. The performance of the due diligence of ALG and Whitehall or the acquisition of information by ALG and Whitehall shall not relieve Direct Financial or the Members from any representation, warranty or covenant made by the Direct Financial or the Members in this Agreement.

                    (b) Members and Direct Financial Due Diligence. During the period prior to the Closing Date, ALG and Whitehall will give to the Members and Direct Financial, and their counsel, accountants, actuaries, and other expert persons and other representatives full access, during normal business hours, to ALG's and Whitehall's assets, properties, book, contracts, commitments, and other records, including computer files, retrievable programs and other documentation relating to ALG's and Whitehall's business and will furnish Direct Financial and the Members or such representatives, with all such information and data concerning the affairs of ALG and Whitehall as Direct Financial and the Members or such representatives reasonably may request for the purposes of verifying the representations and warranties made herein and further investigating the business and affairs of ALG and Whitehall prior to the Closing, and in furtherance thereof, ALG and Whitehall will permit Direct Financial and the Members, together with ALG's and Whitehall's representatives, in a manner approved by the ALG and Whitehall, to make contact with members of management, and with such other persons, firms or corporations with which ALG and Whitehall have been conducting business. The performance of the due diligence of Direct Financial and the Members or the acquisition of information by Direct Financial or the Members shall not relieve ALG or Whitehall from any representation, warranty or covenant made by the Members in this Agreement.

         7.3 Supplemental Disclosure. The parties shall each have the continuing obligation to promptly supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in the Disclosure Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by the parties.

                             8. CONDITIONS PRECEDENT

         8.1 Conditions Precedent to ALG's and Whitehall's Obligations. The performance of the obligations of ALG and Whitehall under this Agreement are subject, at the election of ALG, to the fulfillment or written waiver of each of the following conditions on or before the Closing:

                    (a) All proceedings taken in connection with the transactions contemplated by this Agreement and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to ALG.

                    (b) The representations and warranties of the Company and Members contained in this Agreement, the Disclosure Schedule or in any certificate or document delivered to ALG or Whitehall pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and speak as of the Closing and shall then also be true and correct, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by ALG or Whitehall.

                    (c) There shall have been obtained the written consents, in form and substance reasonably satisfactory to ALG, of each party whose consent to the transactions contemplated hereby is required.

                    (d) No bona fide litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement.

                    (e) The Company shall have delivered to ALG and Whitehall full financial statements for the fiscal year ended December 31, 1999 and the current year prior to the Closing Date with full supporting documentation in form satisfactory to ALG and Whitehall.

                    (f) The Company shall have delivered to ALG and Whitehall the documents required to be delivered hereunder, including those to be delivered at the Closing pursuant to Section 9.1 hereof.


         8.2 Conditions Precedent to the Members' Obligations. The performance of the Members and the Company under this Agreement is subject, at the election of the Members, to the fulfillment or written waiver of each of the following conditions on or before the Closing:

                    (a) All proceedings taken in connection with the transactions contemplated by this Agreement and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to the Members.

                    (b) The representations of ALG and Whitehall contained in this Agreement or in any certificate or document delivered to Members pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and shall speak as of the Closing and shall then be true and correct subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by the Members.

                    (c) There shall have been obtained the written consents, in form and substance reasonably satisfactory to the Members, of each party whose consent to the transactions contemplated hereby is required.

                    (d) No bonafide litigation or administrative procedure shall be pending or threaten to restrain, set aside or invalidate the transactions contemplated by this Agreement.

                    (e) ALG and Whitehall shall have delivered to the Members at the Closing the documents required to be delivered hereunder, including those to be delivered at the Closing pursuant to Section 9.1 hereof.


                                  9. DOCUMENTS TO BE DELIVERED AT CLOSING

         9.1 Documents to be Delivered by the Company or the Members at the Closing. At the Closing, the Company or Members shall deliver to ALG and
Whitehall:

                    (a) The Escrow Agreement executed by the Members in the form attached hereto as Exhibit B (the "Escrow Agreement").

                    (b) The written consents, in form and substance reasonably satisfactory to ALG and Whitehall, of each party whose consent to the transactions contemplated hereby is required, including consents of the Members to the to the admission of ALG as a substitute for the Members of the Company and assignments of the Members' interests to ALG.

                    (c) Custody to all of the Company's books, records, papers and other documents including minute books.

                    (d) Copies of the Articles of Organization of the Company and all amendments thereto as certified by the Department of Commerce of the State of Michigan and a copy of the Operating Agreement certified by the Members.

                    (e) Certificate of Good Standing issued by the Secretary of the Department of Commerce of the State of Michigan for the Company, dated within ten (10) days of the Closing Date.

                    (f) The employment agreements as provided in Section 1.2 and Exhibits A-1, A-2, and A-3 of this Agreement, executed by the respective employees.

                    (g) The Registration Rights Agreement executed by the Members in the form attached hereto as Exhibit C.

                    (i) The documents set forth in Section 8.1 to be delivered by the Company and the Members and such other certificates and documents as ALG or Whitehall may reasonably request.

         9.2 Documents to be Delivered by ALG and Whitehall at the Closing. At the Closing, ALG and Whitehall shall deliver to the Company and Members:

                    (a) Certified copies of the respective resolutions of the Board of Directors of ALG and Whitehall approving this Agreement and authorizing the transactions contemplated hereby and, in the case of Whitehall, authorizing the issuance of the shares of Whitehall Common Stock to be exchanged for the Members interests in the Company assigned to.

                    (b) The Escrow Agreement executed by ALG and Whitehall in the form of Exhibit B.

                    (c) The certificates for the shares of Whitehall to be deposited with the Escrow Agent.

                    (d) The Employment Agreements as provided in Section 1.2 and Exhibits A-1, A-2 and A-3 executed by ALG.

                    (e) The Registration Rights Agreement executed by Whitehall in the form attached hereto as Exhibit C.

                    (f) The documents set forth in Section 8.2 to be delivered by ALG and Whitehall and such other certificates and documents as the Members may reasonably request.

                                10. INDEMNIFICATION AND ESCROW

         10.1 Survival of Representations and Warranties. All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation or due diligence heretofore or hereafter made by or on behalf of any party hereto, provided, however, that (i) the agreements set forth in Articles 6, 10 and 11 hereof shall continue and survive until all obligations set forth therein shall have been performed and satisfied, and (ii) all other representations, warranties and agreements, including but not limited to, the agreements of ALG, Whitehall, and Members to indemnify one another set forth in Article, 10 hereof, shall terminate on the three (3) year anniversary of the Closing Date except (a) as to matters with respect to which a party shall have given written notice of any claim within such period and (b) as to the matters set forth in Sections
2.24 and 2.26 which shall continue and survive until such time as the applicable statute of limitations or tolling period for such acts, laws, regulations or agreements shall have expired. Notwithstanding the above limitations, indemnification for matters fraudulently misrepresented, omitted or otherwise concealed by any party hereto shall extend indefinitely or until the applicable statute of limitations period has expired.

          10.2     Indemnification.

                   (a) Subject to the following provisions of this Article 10, commencing on the Closing Date, the Members shall defend, indemnify and hold harmless, ALG, Whitehall and any of their respective officers, directors, employees and affiliates, from any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which any of them may incur or suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of the Company or the Members set forth in this Agreement and for which a claim has been made during the applicable periods hereunder except for those claims, or portion of a claim, which are covered by insurance maintained by the Company prior to Closing.

                    (b) Subject to the following provisions of this Article 10, commencing on the Closing Date, ALG and Whitehall, jointly and severally, shall indemnify and hold the Members harmless from any claim, damage, loss or expense (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which they may incur of suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of ALG and Whitehall, set forth in this Agreement for which claim has been made during the applicable periods hereunder except for those claims, or portion of a claim, which are covered by insurance maintained by the Company prior to Closing.

                    (c) Except as specifically set forth in this Agreement, the indemnification provisions contained in this Article 10 shall be the exclusive basis for the assertion of claims or the imposition of liability by one party against another party to this Agreement arising from actions or claims resulting from the breach or default of any representation, warranty, covenant or agreement contained herein. This Article 10 shall not, however, be the exclusive basis for asserting claims arising from any subsequently entered into document or agreement.

                             11. CERTAIN AGREEMENTS

         11.1 Confidential Information. In the event the transactions contemplated by this Agreement are not consummated, each party hereto will hold all non-public confidential information which it obtained from the other parties hereto in the course of negotiating this Agreement, which it did not previously know or which was not previously in the public domain, confidential; no party will directly or indirectly use such information until the same shall become in the public domain (other than by disclosure by a party hereto receiving such information for use pursuant hereto), and each party will return to the applicable party all documents, objects and records obtained from such other party pursuant hereto which are not in the public domain.

         11.2 Destruction of Assets. Notwithstanding any other provision of this Agreement, if, on or prior to the Closing Date, any of the assets or other material properties of the Company or the Members used in the Company's business have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of the Company to an extent which materially adversely affects the value of the Company, ALG shall have the right, at its election, exercisable not later than ten (10) days after it receives notice of such loss or damage, either to consummate the transaction contemplated by this Agreement, or, in lieu of every other right or remedy whatsoever, to terminate this Agreement or amend this Agreement with the consent of the Members. In the event ALG terminates this Agreement, all parties shall be released from liability hereunder except as set forth in Section 11. 1 herein. In the absence of a contrary election, it shall be presumed that ALG has elected to complete the transaction hereunder. If the transaction hereunder is closed, there shall be no adjustment in the Purchase Price payable hereunder as a result of such loss or damage unless agreed upon in writing by the parties prior to Closing, and ALG shall then be entitled to retain all insurance proceeds and correct the damage itself through use of insurance proceeds and other funds available to it.

         11.3 Termination. Except for those obligations set forth in Section 11. 1 herein which shall not terminate, either ALG or the Company may, under circumstances provided herein, as applicable, on or prior to the Closing Date, terminate this Agreement without liability as set forth below (provided the terminating party is not responsible for the event which permits termination hereunder):

                    (a) By ALG or the Members, if a bona fide action or proceeding brought by a person not a party to this Agreement is pending wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transaction contemplated by this Agreement,

                    (b) By ALG if, following examination by it of all matters set forth in Section 7.1 and following completion of all other acts necessary to accomplish its due diligence, should it be determined by ALG in its reasonable discretion that the nature of the Company's business, assets, inventory, financial condition, the condition of the real estate, improvements or other matters material to this Agreement are substantially not as represented by the Company and the Members, then consistent with the acknowledgment of the parties that ALG executed this Agreement based upon the representations of the Company and the Members, without the opportunity of fully examining the Company's business, assets and other factors, ALG shall have the right to terminate this Agreement without any liability whatsoever upon written notice to the Members, which notice shall be sent at any time prior to the Closing Date;

                    (c) By ALG or the Members if any governmental body or agency having jurisdiction and authority to prevent consummation of the transactions required hereunder, has formally asserted that consummation of such transaction violates or would violate any applicable law, or any rule or regulation of such body or agency; or

                    (d) By ALG or the Members if any condition precedent to the obligation of such party to consummate the transaction has not been satisfied or waived.

                    (e) In no event will the party entitled to terminate this Agreement pursuant to this Section 11. 4 be liable to the other party for money or other damages (liquidated or otherwise) for failure to consummate the transactions contemplated in this Agreement for any reason set out in this
Section 11.4.

                                12. MISCELLANEOUS

         12.1 Members' Actions. Wherever an act under the Agreement is required to be done by the Members as a group or a waiver is to be granted by the Members as a group, the signatures of three (3) out of the four (4) members shall constitute action for or on behalf of all of the Members.

         12.2 Expense. Except as provided for herein, each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement and in consummation of the transactions contemplated hereby and in preparation therefor.

         12.3 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if mailed by registered mail, postage prepaid, return receipt requested, or by Federal Express or similar overnight delivery service, or if delivered personally, at the following addresses pending the designation of another address in accordance with the provisions hereof.

                    (a)        If to ALG:

                               Alternative Lending Group, Inc.
                               1430 E. Missouri, Suite 125
                                Phoenix, Arizona 85014
                               Attention: President

                               With a copy to:

                               Law Offices of Jerome L. Froimson
                               340 E. Palm Lane, Suite 150
                               Phoenix, Arizona 85004

                    (b)        If to Whitehall:

                               Whitehall Enterprises, Inc.
                               801 Brickell Avenue, 9th Floor
                               Miami, Florida 33131

                               With a copy to:

                               Atlas Pearlman, P.A.
                               350 East Las Olas Boulevard, Suite 1700
                               Fort Lauderdale, Florida 33301

                    (c)        If to the Company or Members:

                               Direct Financial, LLC
                               25899 West Twelve Mile Road, Suite 350
                               Southfield, MI 48034

                               With a copy to:



         All deliveries required to be made or received from ALG or Whitehall shall be satisfied by delivery or receipt from ALG and from the Company or the Members by delivery or receipt by one of the Members.

         12.4 Entire Agreement. This Agreement and the other exhibits hereto contain all the terms agreed upon between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and communications, whether oral or written. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

         12.5 Headings. The headings of the Sections of this Agreement are for convenience of reference only and shall not be deemed to explain, limit or amplify the provisions hereof.

         12.6 Successors in Interest. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, personal representatives, successors and assigns.

         12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

         12.8 Governing Law. This Agreement shall be construed and interpreted in accordance with and governed in all respects by the laws of the State of Arizona.

         12.9 Brokerage. The Company, the Members, ALG and Whitehall represent and warrant that all negotiations relative to this Agreement have been carried on by them directly between the parties without the intervention of any person or firm, and the Company, Members, ALG and Whitehall shall each indemnify the others and hold them harmless against and in respect of any claim for brokerage, finders fees, or other fees or commissions relative to this Agreement or to the transactions contemplated hereby caused by their actions relative to brokerage or similar fees.

         12.10 Waiver. At any time prior to Closing, the parties hereto by action taken by the Board of Directors ALG and Company pursuant to its Operating Agreement may:

                    (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

                    (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and;

                    (c) waive compliance with any of the agreements or conditions contained herein to the extent permitted by law. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         12.11 Remedies for Breach, Specific Performance. Each of the parties acknowledges and agrees that the other party or parties would be irreparably damaged in the event any covenant or agreement contained in this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the parties will be entitled, without bond or other security, to an injunction or injunctions to prevent breaches of the covenants or agreements contained in this Agreement and to enforce specifically this Agreement and the covenants and agreements contained herein or therein in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity. Each party agrees that should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including money damages, for breach hereof as a result of such holding or order.

         12.12 Litigation Attorneys' Fees. In the event a party should bring a lawsuit to enforce the terms of this Agreement, the prevailing party or parties in such action shall be entitled to recover their reasonable attorneys' fees and costs (including costs of expert witnesses) to be determined by the court.

         12.13 Construction. This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.

         IN WITNESS WHEREOF, the Company, Members, ALG and Whitehall each has caused this Agreement to be duly executed in its name and on its behalf, all as of the day and year first above written.

                    WHITEHALL ENTERPRISES, INC. a
                    Delaware corporation


                    BY: /s/ Luis Alvarez
                    --------------------
                           Luis Alvarez
                           President

                    ALTERNATIVE LENDING GROUP, an
                    Illinois corporation

                    BY: /s/ R. Jeffrey Mertz
                    ------------------------
                           R. Jeffrey Mertz
                           President

                    DIRECT FINANCIAL, LLC,  a
                    Michigan Limited Liability Company

                    BY: /s/ James P. Mack
                    ----------------------
                           James P. Mack
                           President


                    MEMBERS:

                    /s/ James P. Mack
                    -------------------------------
                    James P. Mack

                    /s/ Wallace W. Qualls, III
                    --------------------------------
                    Wallace W. Qualls, III

                    /s/ Greg Kitchen
                    -------------------------------
                    Greg Kitchen

                    /s/ Kip W. Weston
                    -------------------------------
                    Kip W. Weston